Exhibit 99.1

RSC Reports 4Q11 Results

SCOTTSDALE, Ariz., January 26, 2012 — RSC Holdings Inc. (NYSE: RRR), one of the largest equipment rental providers in North America, today announced financial results for the quarter ended December 31, 2011. Total revenue was $421 million and rental revenue was $364 million, compared with $339 million and $287 million, respectively, for the same period last year. The company’s fourth quarter net income was $5 million, or $0.04 per diluted share, compared with a net loss of $7 million, or $0.07 per diluted share, for the fourth quarter 2010. The net income in the current quarter includes $11 million of pre-tax charges associated with the company’s announcement on December 16 of a potential merger. Excluding these charges, net income for the fourth quarter would have been $15 million, or $0.14 per diluted share.

Adjusted EBITDA was $164 million for the quarter, compared with $116 million for the same period last year. Adjusted EBITDA margin was 38.9% for the fourth quarter, compared with 34.4% in 2010. The increase in profitability and margins primarily reflects continued volume growth, pricing growth and the company’s ability to leverage and control its operating costs.

Fourth Quarter 2011 Highlights

•	Grew rental revenue 27% over the fourth quarter 2010.

•	Increased rental volume 20.7% year-over-year, the sixth consecutive quarter of double-digit volume growth.

•	Improved rental rates 6.5% over the fourth quarter of last year and 4.5% over the third quarter of 2011.

•	Generated a 41% increase in year-over-year Adjusted EBITDA.

•	Increased average fleet utilization to 71%, up 310 bps from the fourth quarter 2010.

•	Invested $73 million in gross rental capital expenditures in response to growing demand.

•	Sold $85 million of existing fleet at original cost with record margins of 41%.

•	Strong availability of $628 million under the ABL revolver as of December 31, 2011.

FY 2011 Results

Total revenue for 2011 was $1,522 million, compared with $1,234 million in 2010. The company’s full year net loss was $30 million, compared with a net loss of $74 million a year ago. The 2011 net loss includes $49 million of pre-tax charges from first quarter refinancing activities and $11 million of charges from the fourth quarter related to the company’s recently announced potential merger. Excluding these charges, pre-tax net income for 2011 would have been $10 million, or $0.10 per diluted share. Adjusted EBITDA for 2011 was $561 million, versus $393 million in 2010. The changes in profitability were driven by increased volume, pricing growth, and effective cost management.

FY 2011 Highlights

•	Grew rental revenue 24% over 2010.

•	Increased rental volume 18.9% over 2010.

•	Improved rental rates 4.9% over 2010.

•	Generated Adjusted EBITDA of $561 million, a $167 million or 43% increase over 2010.

•	Increased average fleet utilization to 69%, up 510 bps from 2010.

•	Invested $616 million in gross rental capital expenditures in response to growing demand.

CEO Comments

Erik Olsson, President and Chief Executive Officer, commented: “The fourth quarter was another very strong quarter. Our business strategy and industry-leading execution produced an impressive 21% volume growth, while at the same time generating positive year-over-year pricing of 6.5%, driven by positive sequential pricing over the third quarter of 4.5%. This growth, in combination with strong cost management, resulted in a 41% year-over-year increase in Adjusted EBITDA. Furthermore, improved results were widespread with all regions delivering double-digit revenue growth and significant increases in utilization and profitability. I am very pleased with this strong finish to a great 2011, which supports our view of a strong 2012.”

Conference Call

RSC Holdings will hold a conference call today at 5:15 p.m. Eastern Time. Investors may access the call by visiting the investor relations portion of the RSC website at www.RSCrental.com/Investor. To listen to the live conference call from the U.S. and Canada dial (866) 393-7634; from international locations dial (706) 679-0678. A replay of the conference call will be available through February 8, 2012. To access the replay dial: U.S. and Canada: (855) 859-2056; international (404) 537-3406. Pass code: 43509493. A replay of the webcast will also be available at www.RSCrental.com/Investor.

The company will take questions on fourth quarter and 2011 results, but does not intend to take questions on the announced merger.

Investor Presentation Information

Information concerning our business and financial results that we expect to use at upcoming investor presentations will be made available on our website following the conference call and will be maintained on our website for at least the period of its use at such meetings or until updated by more current information.

About RSC Holdings Inc.

RSC Holdings Inc. (NYSE: RRR), based in Scottsdale, Arizona, is the holding company for the operating entity RSC Equipment Rental, Inc. (“RSC”), which is a premier provider of rental equipment in North America, servicing the industrial, maintenance and non-residential construction markets with $2.7 billion of equipment at original cost. RSC offers superior equipment availability, reliability and 24x7 service to customers through an integrated network of 440 branch locations across 43 states in the United States and three provinces in Western Canada. Customer solutions to improve efficiency and reduce cost include the proprietary Total Control® rental management software, Mobile Tool Rooms™ and on-site rental locations. With over 4,700 employees committed to safety and sustainability, RSC delivers the best value and industry leading customer service. All information is as of December 31, 2011. Additional information about RSC is available at www.RSCrental.com.

Forward Looking Statements

This press release contains certain “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. These statements are based on management’s current expectations and are subject to uncertainty and changes in factual circumstances. The forward-looking statements herein include statements regarding the company’s future financial position, end-market outlook, business strategy, budgets, projected costs and plans and objectives of management for future operations.

In addition, forward-looking statements generally can be identified by the use of forward-looking terminology such as “may”, “plan”, “view”, “see”, “will”, “should”, “expect”, “anticipate”, “believe” or “continue” or the negative thereof or variations thereon or similar terminology. Actual results and developments may therefore differ materially from those described in this release.

The company cautions therefore that you should not rely unduly on these forward-looking statements. You should understand the risks and uncertainties discussed in “Risk Factors” and elsewhere in the company’s Annual Report on Form 10-K and Quarterly Reports on Form 10-Q as filed with the United States Securities and Exchange Commission could affect the company’s future results and could cause those results or other outcomes to differ materially from those expressed or implied in the company’s forward-looking statements.

These forward-looking statements are not guarantees of future performance and speak only as of the date hereof, and, except as required by law, we disclaim any obligation to update these forward-looking statements to reflect future events or circumstances.

Non-GAAP Financial Information

In addition to disclosing financial results that are determined in accordance with U.S. generally accepted accounting principles (“GAAP”), the company also discloses in this press release certain non-GAAP financial information including adjusted EBITDA and free cash flow. These financial measures are not recognized measures under GAAP and they are not intended to be and should not be considered in isolation or as a substitute for, or superior to, the financial information prepared and presented in accordance with GAAP. For more information on these non-GAAP financial measures, please see the tables captioned “Adjusted EBITDA GAAP Reconciliations” and “Free Cash Flow GAAP Reconciliation” included at the end of this release. Additionally, explanations of these Non-GAAP measures are provided in Annex A attached to this release.

RSC HOLDINGS INC. AND SUBSIDIARIES

Condensed Consolidated Statements of Operations

(in thousands, except per share data)

(unaudited)

	September 30,	September 30,	September 30,	September 30,	September 30,	September 30,
	Three Months Ended			Twelve Months Ended
	December 31,		Change	December 31,		Change
	2011	2010	%	2011	2010	%
Revenues:
Equipment rental revenue	$364,482	$286,648	27.2%	$1,312,507	$1,060,266	23.8%
Sale of merchandise	14,890	11,725	27.0	55,241	49,313	12.0
Sale of used rental equipment	41,422	40,530	2.2	154,466	124,845	23.7

Total revenues	420,794	338,903	24.2	1,522,214	1,234,424	23.3

Cost of revenues:
Cost of equipment rentals, excluding depreciation	173,118	144,822	19.5	651,651	563,513	15.6
Depreciation of rental equipment	78,747	69,689	13.0	300,377	272,610	10.2
Cost of merchandise sales	9,990	8,435	18.4	36,817	35,701	3.1
Cost of used rental equipment sales	24,517	31,348	(21.8)	101,141	104,491	(3.2)

Total cost of revenues	286,372	254,294	12.6	1,089,986	976,315	11.6

Gross profit	134,422	84,609	58.9	432,228	258,109	67.5

Operating expenses:
Selling, general and administrative	52,425	39,567	32.5	183,145	146,791	24.8
Depreciation and amortization of non-rental equipment and intangibles	10,892	10,234	6.4	42,427	40,213	5.5
Merger costs	10,954	—	n/a	10,954	—	n/a
Other operating gains, net	(1,292)	(1,975)	(34.6)	(4,000)	(5,592)	(28.5)

Total operating expenses, net	72,979	47,826	52.6	232,526	181,412	28.2

Operating income	61,443	36,783	67.0	199,702	76,697	160.4
Interest expense, net	48,212	47,999	0.4	224,518	194,471	15.5
Loss on extinguishment of debt	—	—	n/a	15,342	—	n/a
Other expense (income), net	322	(175)	(284.0)	260	(539)	(148.2)

Income (loss) before (provision) benefit for income taxes	12,909	(11,041)	(216.9)	(40,418)	(117,235)	(65.5)
(Provision) benefit for income taxes	(8,281)	3,890	(312.9)	10,514	43,719	(76.0)

Net income (loss)	$4,628	$(7,151)	(164.7)	$(29,904)	$(73,516)	(59.3)

Weighted average shares outstanding used in computing net income (loss) per common share:
Basic	104,023	103,605		103,911	103,527

Diluted	105,342	103,605		103,911	103,527

Net income (loss) per common share:
Basic	$0.04	$(0.07)		$(0.29)	$(0.71)

Diluted	$0.04	$(0.07)		$(0.29)	$(0.71)

Other operational data (a):
Fleet utilization	70.8%	67.7%		68.8%	63.7%
Average fleet age at period end (months)	42	44		42	44
Employees	4,721	4,427		4,721	4,427
Original equipment fleet cost at period end (in millions)	$2,666	$2,345		$2,666 $	2,345

(a)	Refer to attached Statistical Measures for descriptions.

RSC HOLDINGS INC. AND SUBSIDIARIES

Condensed Consolidated Balance Sheets

(in thousands)

(unaudited)

	September 30,	September 30,
	December 31,	December 31,
	2011	2010
Assets
Cash and cash equivalents	$4,833	$3,510
Accounts receivable, net	267,879	228,532
Inventory	15,909	14,171
Deferred tax assets, net	122,862	17,912
Prepaid expense and other current assets	14,422	13,798

Total current assets	425,905	277,923

Rental equipment, net	1,573,193	1,336,424
Property and equipment, net	123,114	110,779
Goodwill and other intangibles, net	957,129	939,302
Deferred financing costs	52,484	44,205
Other long-term assets	9,148	9,342

Total assets	$3,140,973	$2,717,975

Liabilities and Stockholders’ Deficit
Accounts payable	$258,811	$193,819
Accrued expenses and other current liabilities	140,725	119,608
Current portion of long-term debt	27,417	25,294

Total current liabilities	426,953	338,721

Long-term debt	2,294,865	2,043,887
Deferred tax liabilities, net	429,074	330,862
Other long-term liabilities	28,500	41,782

Total liabilities	3,179,392	2,755,252

Total stockholders’ deficit	(38,419)	(37,277)

Total liabilities and stockholders’ deficit	$3,140,973	$2,717,975

RSC HOLDINGS INC. AND SUBSIDIARIES

Condensed Consolidated Statements of Cash Flows

(in thousands)

(unaudited)

	September 30,	September 30,
	Twelve Months Ended
	December 31,
	2011	2010
Cash flows from operating activities:
Net loss	$(29,904)	$(73,516)
Adjustments to reconcile net loss to net cash provided by operating activities:
Depreciation and amortization	342,804	312,823
Amortization of deferred financing costs	10,018	12,782
Amortization of original issue discount	1,246	1,117
Share-based compensation expense	7,051	3,753
Gain on sales of rental and non-rental property and equipment, net of non-cash write-offs	(55,458)	(19,376)
Deferred income taxes	(19,099)	(2,697)
Loss on extinguishment of debt	15,342	—
Gain on settlement of insurance property claims	—	(3,426)
Interest expense, net on ineffective hedge	(104)	42
Changes in operating assets and liabilities	51,904	93,358

Net cash provided by operating activities	323,800	324,860

Cash flows from investing activities:
Cash paid for acquisition	(49,098)	—
Purchases of rental equipment	(616,159)	(327,107)
Purchases of property and equipment	(11,837)	(5,766)
Proceeds from sales of rental equipment	154,466	124,845
Proceeds from sales of property and equipment	7,073	2,951
Insurance proceeds from rental equipment and property claims	—	4,368

Net cash used in investing activities	(515,555)	(200,709)

Cash flows from financing activities:
Net proceeds (payments) on debt	202,196	(127,194)
Financing costs	(28,101)	(1,756)
Proceeds from stock option exercises	5,109	948
Other	14,670	1,921

Net cash provided by (used in) financing activities	193,874	(126,081)

Effect of foreign exchange rates on cash	(796)	905

Net increase (decrease) in cash and cash equivalents	1,323	(1,025)
Cash and cash equivalents at beginning of period	3,510	4,535

Cash and cash equivalents at end of period	$4,833	$3,510

Supplemental disclosure of cash flow information:
Cash paid for interest	$197,803	$181,272
Cash received for taxes, net	13,130	26,539

RSC HOLDINGS INC. AND SUBSIDIARIES

Rental Revenue Growth Bridge

(in thousands)

	September 30,	September 30,
	Rental Revenues
	Three Months Ended	Twelve Months Ended
	December 31,	December 31,

2010	$286,648	$1,060,266

Changes:
Volume	20.8%	18.6%
Price	6.5%	4.9%
Currency	-0.1%	0.3%

2011	$364,482	$1,312,507

Annex A

EBITDA and Adjusted EBITDA. EBITDA, a supplemental non-GAAP financial measure, is defined as consolidated net income (loss) before net interest expense, income taxes and depreciation and amortization. Adjusted EBITDA as presented herein is a non-GAAP financial measure and is defined as consolidated net income (loss) before net interest expense, income taxes, and depreciation and amortization and before certain other items, including loss on extinguishment of debt, merger costs, share-based compensation, and other (income) expense, net. All companies do not calculate EBITDA and Adjusted EBITDA in the same manner, and RSC Holdings’ presentation may not be comparable to those presented by other companies.

The company presents EBITDA and Adjusted EBITDA in this release because it believes these calculations are useful to investors in evaluating our financial performance and as a liquidity measure. However, EBITDA and Adjusted EBITDA are not recognized measurements under GAAP, and when analyzing the company’s performance, investors should use EBITDA and Adjusted EBITDA in addition to, and not as an alternative to, net income (loss) or net cash provided by operating activities as defined under GAAP.

Free cash flow. The company defines free cash flow as net cash provided by operating activities and net capital inflows (expenditures). All companies do not calculate free cash flow in the same manner, and RSC Holdings’ presentation may not be comparable to those presented by other companies. We believe free cash flow provides useful additional information concerning cash flow available to meet future debt service obligations and working capital needs. However, free cash flow is a non-GAAP measure and should be used in addition to, and not as an alternative to, data presented in accordance with GAAP.

The accompanying tables reconcile the GAAP financial measures that are most directly comparable to these non-GAAP financial measures.

RSC HOLDINGS INC. AND SUBSIDIARIES

Adjusted EBITDA GAAP Reconciliations

(in thousands)

	September 30,	September 30,	September 30,	September 30,
	Three Months Ended December 31,		Twelve Months Ended December 31,
	2011	2010	2011	2010
Net income (loss)	$4,628	$(7,151)	$(29,904)	$(73,516)
Depreciation of rental equipment and depreciation and amortization of non-rental equipment and intangibles	89,639	79,923	342,804	312,823
Interest expense, net	48,212	47,999	224,518	194,471
Provision (benefit) for income taxes	8,281	(3,890)	(10,514)	(43,719)

EBITDA	$150,760	$116,881	$526,904	$390,059

Adjustments:
Loss on extinguishment of debt	—	—	15,342	—
Merger costs	10,954	—	10,954	—
Share-based compensation	1,835	(213)	7,051	3,753
Other (income) expense, net	322	(175)	260	(539)

Adjusted EBITDA	$163,871	$116,493	$560,511	$393,273

(Adjusted EBITDA as a percentage of total revenues)	38.9%	34.4%	36.8%	31.9%

	September 30,	September 30,	September 30,	September 30,
	Three Months Ended December 31,		Twelve Months Ended December 31,
	2011	2010	2011	2010
Net cash provided by operating activities	$(10,366)	$12,411	$323,800	$324,860
Gain on sales of rental and non-rental property and equipment, net of non-cash write-offs	17,681	9,741	55,458	19,376
Gain on settlement of insurance property claims	—	1,690	—	3,426
Cash paid for interest	38,101	54,617	197,803	181,272
Cash paid (received) for taxes, net	1,263	(977)	(13,130)	(26,539)
Other (income) expense, net	322	(175)	260	(539)
Changes in other operating assets and liabilities	116,870	39,186	(3,680)	(108,583)

Adjusted EBITDA	$163,871	$116,493	$560,511	$393,273

Free Cash Flow GAAP Reconciliation

(in thousands)

	September 30,	September 30,	September 30,	September 30,
	Three Months Ended December 31,		Twelve Months Ended December 31,
	2011	2010	2011	2010
Net cash provided by operating activities	$(10,366)	$12,411	$323,800	$324,860

Purchases of rental equipment	(72,824)	(61,393)	(616,159)	(327,107)
Purchases of property and equipment	(3,456)	(136)	(11,837)	(5,766)
Proceeds from sales of rental equipment	41,422	40,530	154,466	124,845
Proceeds from sales of property and equipment	2,241	766	7,073	2,951
Insurance proceeds from rental equipment and property claims	—	2,632	—	4,368

Net capital expenditures	(32,617)	(17,601)	(466,457)	(200,709)

Free cash flow	$(42,983)	$(5,190)	$(142,657)	$124,151

Statistical Measures

Fleet utilization is defined as the average aggregate dollar value of equipment rented by customers (based on original equipment fleet cost) during the relevant period, divided by the average aggregate dollar value of all equipment owned (based on original equipment fleet cost) during the relevant period.

Average fleet age at period end is the number of months since an equipment unit was first placed in service, weighted by multiplying individual equipment ages by their respective original costs and dividing the sum of those individual calculations by the total original cost. Equipment refurbished by the original equipment manufacturer is considered new.

Employee count is given as of the end of the period indicated and the data reflects the actual head count as of each period presented.

Original Equipment Fleet Cost (OEC) is defined as the original dollar value of rental equipment purchased from the original equipment manufacturer (OEM). Fleet purchased from non-OEM sources is assigned a comparable OEC dollar value at the time of purchase.

Return on operating capital employed (ROCE) is calculated by dividing operating income (excluding transaction costs, merger fees, and amortization of intangibles) for the preceding twelve months by the average operating capital employed. For purposes of this calculation, average operating capital employed is considered to be all assets other than cash, deferred tax assets, hedging derivatives, goodwill and intangibles, less all liabilities other than debt, hedging derivatives and deferred tax liabilities.

Contacts

Investor/Analyst Contacts:

Scott Huckins, VP – Treasurer

(480) 281-6956 or

Scott.Huckins@RSCRental.com

Media Contact:

Chenoa Taitt

(212) 223-0682